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                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT
                                 --------------



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



          Date of Report (date of earliest event Reported) June 7, 1999
                                                           ------------



                              COLUMBIA ENERGY GROUP
                              ---------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     1-1098                   13--1594808
          --------                     ------                   -----------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


                13880 Dulles Corner Lane, Herndon, VA 20171-4600
                ------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (703) 561-6000
                                                          --------------

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Item 5.  Other Events
         ------------

         Information contained in News Releases dated June 7, 1999 and June 10, 1999 is incorporated herein by reference.

         On June 7, 1999, immediately after public disclosure of NiSource's unsolicited bid for Columbia, three complaints (the "Complaints") were filed by stockholders in the Chancery Court of Delaware alleging breaches of fiduciary duty and seeking injunctive relief. Columbia believes that the allegations set forth in the Complaints are completely without merit and Columbia intends to contest these actions vigorously.


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                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Columbia Energy Group
                                            ---------------------
                                                  (Registrant)




                                            By /s/ J. W. GROSSMAN
                                               ------------------
                                               Vice President & Controller

Date: June 11, 1999

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For Immediate Release                                                  CONTACTS:
June 7, 1999                                               Columbia Energy Group
                                                           ---------------------
                                          Thomas L. Hughes (Financial Community)
                                                                    703/561-6001
                                                  R. A. Rankin, Jr. (News Media)
                                                                    703/561-6044
                                                               Kekst and Company
                                                               -----------------
                                     Michael Freitag/Jessica Barist (News Media)
                                                                    212/521-4800

COLUMBIA ENERGY GROUP RECEIVES UNSOLICITED
PROPOSAL FROM NISOURCE, INC.

         HERNDON, Va., June 7 -- Columbia Energy Group today confirmed that it has received an unsolicited proposal from NiSource, Inc. which contemplates a merger transaction whereby NiSource would acquire all of Columbia's outstanding common stock for $68 per share in cash.

         Oliver G. Richard III, Columbia's chairman, president and CEO, responded to a letter from Gary L. Neale, chairman, president and CEO of NiSource, in the following letter sent today:

Dear Gary:

         I am in receipt of your letter dated June 7, 1999. As we have communicated to you previously, Columbia Energy Group is not for sale and is not interested in any merger transaction in which another company acquires control of Columbia. Our return to shareholders over the last three years supports our belief that the best long-term interest of Columbia and its shareholders is for Columbia to remain an independent company free to implement over time its strategic business plan.

         Nevertheless, in light of the formal nature of the offer set forth in your letter, your offer will be considered by our Board of Directors. After the consideration of your offer by our Board, we will advise you of the Board's conclusions.

         Sincerely,

         Oliver G. Richard III


         Columbia Energy Group, based in Herndon, Va., is one of the nation's leading energy services companies, with 1998 revenues of nearly $6.6 billion and assets of about $7 billion. Its operating companies engage in all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as commodities marketing, energy management, propane sales and electric power generation, sales and trading. Columbia companies serve customers in 34 states and the District of Columbia; over 60 percent of America's gas and electric revenue is derived in and around its principal operating region. Information about Columbia Energy Group (NYSE:CG) is available on the Internet at www.columbiaenergygroup.com.

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For Immediate Release                                                  CONTACTS:
June 10, 1999                                              Columbia Energy Group
                                                           ---------------------
                                          Thomas L. Hughes (Financial Community)
                                                                    703/561-6001
                                                  R. A. Rankin, Jr. (News Media)
                                                                    703/561-6044
                                                               Kekst and Company
                                                               -----------------
                                     Michael Freitag/Jessica Barist (News Media)
                                                                    212/521-4800

COLUMBIA ENERGY GROUP BOARD REJECTS NISOURCE
PROPOSAL; REAFFIRMS COMPANY IS NOT FOR SALE

         HERNDON, Va., June 10 -- Columbia Energy Group announced today that its board of directors has unanimously rejected the unsolicited merger proposal from NiSource, Inc. to acquire all of Columbia's outstanding common stock. The board also reaffirmed that Columbia is not for sale.

         Oliver G. Richard III, Columbia's chairman, president and chief executive officer, informed Gary L. Neale, NiSource chairman, president and CEO, of the Columbia board's decision today in the following letter:

Dear Gary:

         Our Board of Directors met today to consider your most recent unsolicited proposal. After careful deliberation, and in accordance with its fiduciary duties, the Board unanimously rejected your proposal, having concluded that it is not in the best interests of Columbia Energy Group and its shareholders. The Board made this determination after receiving extensive and thorough reports from our management and legal and financial advisors, including an opinion from Salomon Smith Barney that the proposed consideration is inadequate. Your proposal threatens to deprive Columbia shareholders of the substantial value that Columbia's existing strategic plan will create.

         The directors of Columbia Energy Group (all of whom are outside directors except me) have substantial experience in business matters and are committed to enhancing shareholder value by growing the business consistent with our strategic plan. Since I joined Columbia in 1995, our total rate of return has outperformed the S&P 500 and the S&P Natural Gas Index, and has been approximately double that of your company. The Board of Directors believes Columbia's stock does not fully reflect our true earnings potential. This only strengthens our resolve to prevent another company from taking advantage of this current anomaly and reaping for itself the significant values inherent in our strategic plan.

         Our strategic plan, which has guided Columbia's strong performance since 1995, calls for continued growth in both the regulated and nonregulated sectors of our business. Our specific strategies include: driving earnings growth in our transmission and distribution segments through both new business opportunities and continued cost reduction, redeploying cash in higher-return nonregulated business segments, and building on Columbia's established position to prosper in the emerging deregulated energy industry.

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         We believe in the future of Columbia as an independent public company.
Our decision not to pursue your proposal is final. We will resist any efforts that could deprive our shareholders of the long-term values inherent in Columbia.

         Sincerely,

         Oliver G. Richard III


         "Columbia's strong performance over the past four years, its current strategic plan and its outstanding growth opportunities represent advantages that our board has concluded should be received by Columbia's shareholders rather than those of another company," said Richard. "In our opinion, a number of NiSource's public statements, including their expectations as to the regulatory timing and the potential benefits of their strategy for a combined company, are simply not realistic."

         Columbia's financial advisor is Salomon Smith Barney, and it has recently added Morgan Stanley Dean Witter as co-financial advisor. Legal counsel is Sullivan & Cromwell.

         Columbia Energy Group, based in Herndon, Va., is one of the nation's leading energy services companies, with 1998 revenues of nearly $6.6 billion and assets of about $7 billion. Its operating companies engage in all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as commodities marketing, energy management, propane sales and electric power generation, sales and trading. Columbia companies serve customers in 34 states and the District of Columbia; over 60 percent of America's gas and electric revenue is derived in and around its principal operating region. Information about Columbia Energy Group (NYSE:CG) is available on the Internet at www.columbiaenergygroup.com.

         This press release contains "forward-looking statements" within the meaning of the Federal securities laws, including statements concerning Columbia's plans, objectives and expected performance. There can be no assurance that actual results will not differ materially due to various factors, many of which are beyond the control of Columbia, including, but not limited to, competition, the regulatory approval process, weather, supply and demand for natural gas, electricity, propane and petroleum and changes in general economic conditions.

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